CONSENT OF NOMINEE FOR OFFICER

OF

GLOBAL SHIP LEASE, INC.

I hereby consent to the reference to me in the prospectus included in the registration statement on Form F-1 of Global Ship Lease, Inc., as shall be filed with the U.S. Securities and Exchange Commission and any and all amendments thereto.

       /s/ Thomas Lister

Thomas Lister

Date: 29th October, 2007